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                                                                 EXHIBIT 21.1

                         SUBSIDIARIES OF THE COMPANY
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1.  Global 2000 Communications, Inc., a New York corporation.

2. InSite Internet II Acquisition Co., Inc., a New York corporation to be known as Borg Internet Services, Inc. upon the consummation of the Company's initial public offering of common stock for which this Registration Statement has been filed.

3.  InSite Internet III Acquisition Co., Inc., a New York corporation.

4. InSite Internet IV Acquisition Co., Inc., a New York corporation to be known as Ulsternet, Inc. upon the consummation of the Company's initial public offering of common stock for which this Registration Statement has been filed.

5. InSite Internet V Acquisition Co., Inc., a Connecticut corporation to be known as Caravela Software, Inc. dba Connix upon the consummation of the Company's initial public offering of common stock for which this Registration Statement has been filed.